UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2010

SAHARA MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52363	74-2820999
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

75 Franklin Street, 2nd Floor
New York, New York 10013
(Address of principal executive offices) (zip code)

(212) 465-3428
 (Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 24, 2008, Sahara Media Holdings, Inc. (the “Company”) entered into a Purchase Agreement (the 'Purchase Agreement") with the Johan Thomas Bridge and Opportunity Fund, L.P. (the “Investor"). Pursuant to the Purchase Agreement, the Company sold the Investor a Debenture having a principal amount of $490,000. The Company also agreed to issue the Investor 200,000 shares of the Company’s Common Stock in connection with the closing of the financing.  On or before April 1, 2010, an additional $500,000 of the Company’s debentures may be sold pursuant to the Purchase Agreement.

Pursuant to the Purchase Agreement, the Company agreed that for the period ending six months following the repayment in full of the Debenture (except for subsection (viii)), the Company shall not unless such transaction is approved in writing by the Investor:

(i)	Sell, lease, or otherwise dispose of all or substantially all of its assets;

(ii)	Dissolve, liquidate, or wind up its business;

(iii)	Conduct its business other than in its ordinary and usual course;

(iv)	Issue any debt obligations senior to the Debenture;

(v)	Pay any dividend or make any other distributions of cash or property to any of the holders of its capital stock;

(vi)	Merge or consolidate with another entity;

(vii)	Enter into any transaction with an affiliate other than in the ordinary course;

(viii)	For a period of one (1) year following the date of the Purchase Agreement, other than with respect to an Exempt Issuance (as defined in the Purchase Agreement) the Company shall not, without the prior written consent of the Investor, (x) issue or sell shares of Common Stock or preferred stock at a price less than $.50 per share of common stock or common stock equivalent or (y) issue any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock or preferred stock at a price less than $.50 of common stock or common stock equivalent.

Within, ninety days from the Closing Date, the Company’s Board of Directors, will appoint two individuals designated by the Investor, provided that the Investor designates two directors nominees by June 1, 2010.

In connection with the Purchase Agreement the Company and the Investor entered into a Common Stock Purchase Agreement pursuant to which the Company sold the Investor 1,000,000 shares of its Common Stock for $10,000.

The Debenture pays interest at a rate of 16% per annum, payable in cash and is due on September 30, 2010.   The Company may extend the Debenture’s maturity date by three month periods if by the maturity date, the Company notifies the Debenture holder and delivers to the Debenture holder 1,000,000 shares of the Company’s common stock as consideration for the extension.  Upon the closing by the Company of one or more financings in which the Company receives gross proceeds of less than $1,500,000 the Company shall pay an amount equal to 50% of the proceeds of such financing to reduce the principal amount of the Debenture.

A an event of default under the Debentures includes:

(i)	any default in the payment of the principal amount of the Debenture when the same shall become due and payable, either at maturity or by acceleration or otherwise; or

(ii)	default shall be made in the payment of interest on the Debenture when the same becomes due and payable and the default continues for a period of five (5) business days; or

(iii)	if any representation or warranty made by the Company in the Purchase Agreement or any other transaction documents was incorrect in any material respect on or as of the date made; or

(iv)	if the Company shall fail to observe or perform any other covenant or agreementcontained in this Debenture or any of the other Transaction Documents (as defined in thePurchase Agreement”) which failure is not cured, if possible to cure, within 10 calendar days after written notice of such default is sent by the Holder or by any other holder to the Company; or

(v)	the Company shall commence, or there shall be commenced against the Company a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing; or

(vi)	default shall occur with respect to any indebtedness, excluding Excluded Indebtedness (as defined in the Purchase Agreement), for borrowed money of the Company or under any agreement to which the Company is a party and such default shall exceed $175,000; or

(vii)	default with respect to any contractual obligation of the Company under or pursuant to any contract, lease, or other agreement to which the Company is a party and such default shall continue for more than the period of grace, if any, therein specified, if the aggregate amount of the Company’s contractual liability arising out of such default exceeds or is reasonably estimated to exceed $175,000; or

(viii)	final judgment for the payment of money in excess of $175,000 shall be rendered against the Company and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed;

(ix)	any failure to pay non-executive employee wages; or

(x)	the Company fails to elect to its Board of Directors by June 30, 2010 two director nominees as designated by the Holder, provided that Holder designates two director nominees by June 1, 2010.

If any Event of Default occurs, the full principal amount of the Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become immediately due and payable in cash; provided, however, that in an Event of Default pursuant to (i) or (ii) above, the Holder shall have the right to convert all or a portion of such principal of the Debenture into shares of Common Stock (and to receive cash on the (i) accrued interest and (ii) principal amount Holder elects not to convert); provided further, that in an Event of Default pursuant to any of the (iii) through (x) above, the Company shall immediately issue to the Holder one million shares of Common Stock in addition to the acceleration of the Debenture which principal amount of the Debenture, together with interest and other amounts owing in respect thereof, shall become immediately due and payable in cash.  Commencing upon an Event of Default that results in the eventual acceleration of the Debenture, the interest rate on this Debenture shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  If the Holder elects to convert all of the principal amount of the Debenture into shares of Common Stock then the number of shares of Common Stock issuable upon such conversion shall be an amount of Common Stock equal to the (i) multiple of (A) 51 times (B) Fully Diluted Shares outstanding at the Default Conversion Date (as defined in the Debenture) divided by (ii) 49%.  If the Holder elects to convert a portion of the principal of the debenture into Shares of Common Stock, then the number of shares of Common Stock issuable upon such conversion shall be determined on a pro rata basis.

The Company and the Investor also entered into a Registration Rights Agreement, pursuant to which the Investor was granted piggy back registration rights with respect to the shares issued pursuant to the Stock Purchase Agreement.

John Thomas Financial, Inc. was the exclusive placement agent for the private placement and received a finder’s fee of $97,500.

The forgoing description of the Purchase Agreement, the Common Stock Purchase Agreement, the Debenture, and the Registration Rights Agreement do not purport to be complete and are qualified in its entirety by reference to these agreements which are attached as exhibits to this Current Report and is incorporated into this Item be reference.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Form of 16% Debenture Due Spetember 30, 2010

99.1	Purchase Agreement, dated March 24, 2010

99.2	Common Stock Purchase Agreement, dated March 24, 2010

99.3	Registration Rights Agreement, date March 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAHARA MEDIA HOLDINGS, INC.

Dated: March 30, 2010	By:	/s/ Philmore Anderson IV
Name: Philmore Anderson IV
Title: Chief Executive Officer